Exhibit 99.1

Sucampo Announces Stock Repurchase Program

BETHESDA, Md.--(BUSINESS WIRE)--September 8, 2011--Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP), an international pharmaceutical company, today announced that its Board of Directors has approved the repurchase of up to an aggregate of $2,000,000 of its Class A common stock out of the $10,000,000 authorized by the Board on December 9, 2008. At that time, the Board authorized a stock repurchase program in which the Company may use up to $10,000,000 to purchase shares of its Class A common stock.

The repurchases will be made from time to time on the open market at the prevailing market prices or in negotiated transactions off the market. The repurchase program is expected to continue through to the third quarter of 2012 unless extended or shortened by the Board of Directors.

About Sucampo Pharmaceuticals

Sucampo Pharmaceuticals, Inc., an international pharmaceutical company based in Bethesda, Maryland, is focused on the discovery, development and commercialization of proprietary drugs based on prostones. The therapeutic potential of prostones which occur naturally in the human body as a result of enzymatic (15-PGDH) transformation of certain fatty acids was first identified by Dr. Ryuji Ueno, Sucampo’s Chairman and Chief Executive Officer. He founded Sucampo Pharmaceuticals in 1996 with Dr. Sachiko Kuno, founding Chief Executive Officer and currently Executive Advisor, International Business Development, and a member of the Board of Directors. For more information about Sucampo Pharmaceuticals, please visit www.sucampo.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” ”may” or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including those described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2010, and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Sucampo Pharmaceuticals, Inc.
Kate de Santis, 240-223-3834
kdesantis@sucampo.com